Exhibit 99.1

NeuroOne Medical Technologies Corporation Announces Private Placement

Eden Prairie, MN – January 12, 2021 – NeuroOne Medical Technologies Corporation (OTCQB: NMTC; NeuroOne), a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders, announced today that it has entered into a definitive purchase agreement for the sale of 12,500,000 shares of its common stock and corresponding warrants to purchase 12,500,000 shares of its common stock to certain investors in a private placement. Each share of common stock and corresponding warrant is being sold at an aggregate purchase price of $1.00 for anticipated gross proceeds of $12,500,000. The proposed offering is anticipated to close on or about January 14, 2021, subject to the satisfaction of customary closing conditions. Proceeds from the proposed offering are expected to be used for general corporate and working capital purposes. Kestrel Merchant Partners LLC is acting as the exclusive sponsor and The Benchmark Company, LLC is acting as the sole placement agent for the proposed offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

The securities to be sold in the proposed offering have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. NeuroOne has agreed to file a registration statement with the SEC registering the resale of the shares of its common stock and the warrants sold in the proposed offering, as well as the shares of its common stock issuable upon exercise of such warrants.

About NeuroOne

NeuroOne Medical Technologies Corporation is a developmental stage company committed to providing minimally invasive and hi-definition solutions for EEG recording, brain stimulation and ablation solutions for patients suffering from epilepsy, Parkinson’s disease, dystonia, essential tremors, chronic pain due to failed back surgeries and other related neurological disorders that may improve patient outcomes and reduce procedural costs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward-looking statement that reflects NeuroOne’s current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the information expressed or implied by these forward-looking statements. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, including any forward looking statements regarding the proposed offering, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to the closing date of the proposed offering, the use of proceeds of the proposed offering, and the risks described under the heading “Risk Factors” in our filings with the SEC. These forward-looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward-looking statements for any reason, even if new information becomes available in the future.

Media & Investor Relations Contact:

Kelly Novak

Perspective Communications

kellyn@n1mtc.com